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                                                                      Exhibit 21

                                 SUBSIDIARIES OF
                           THE COOPER COMPANIES, INC.
                             A DELAWARE CORPORATION

                                                                 JURISDICTION OF
NAME                                                             INCORPORATION
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The Cooper Healthcare Group, Inc.                                 Delaware
    Unimar, Inc.                                                  California
CVP, Inc.                                                         Delaware
    CooperVision International Holding Company, L.P.(1)           England
The Cooper Real Estate Group, Inc.                                Delaware
CooperSurgical Acquisition Corp.                                  Delaware
CooperSurgical, Inc.                                              Delaware
    CooperSurgical, Inc.                                          Canada
    HBH Medizintechnik GmbH                                       Germany
CooperVision, Inc.                                                New York
    CooperVision, LLC                                             Delaware
    CooperVision Technology, Inc.                                 Delaware
    CooperVision Inc.                                             Canada
Marlow Surgical Acquisition (dormant)                             Delaware
    CooperVision GB Finance, Inc. (dormant)                       Delaware
    CooperVision GB Services, Inc. (dormant)                      Delaware
Hospital Group of America, Inc.                                   Delaware
    HGA Management Services, Inc.                                 Delaware
    Hospital Group of Delaware, Inc.                              Delaware
    Hospital Group of Illinois, Inc.                              Illinois
    Residential Centers of Indiana, Inc.                          Delaware
    Hospital Group of New Jersey, Inc.                            New Jersey
       Hampton Learning Center, Inc.                              New Jersey
       HGNJ, Inc.                                                 New Jersey
Arlington Center for Recovery, L.L.C.                             Illinois
MeadowWood Health Services, L.L.C.                                Delaware
Aspect Vision Holdings, Limited                                   England-Wales
    Aspect Vision Care Limited                                    England-Wales
    CooperVision Limited                                          England-Wales
    Contact Lens Technologies Limited                             England-Wales
    Aspect Specialty Limited                                      England-Wales
    New Focus HealthCare Limited                                  England-Wales
    Aspect Vision Italia s.r.l.                                   Italy
    Focus Solutions Limited                                       England-Wales
    Averlan Company Limited                                       England-Wales
    Aspect Contact Lenses Limited                                 England-Wales
    CooperVision Australia Pty Ltd                                Australia

(1) CVP, Inc. general partner (12.34%) and CooperVision, LLC limited partner (87.66%)

NOTE: Except for CooperSurgical and its 52% owned subsidiary, HBH Medizintechnik GmbH, each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above. In the case of CooperSurgical, Inc., 99.9% of the company is owned by The Cooper Companies, Inc. and the remaining .1% is owned by members of CooperSurgical's Medical Advisory Board.